As filed with the Securities and Exchange Commission on August 3, 2022

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	22-1114430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

485C Route 1 South, Suite 400

Iselin, New Jersey 08830

(732) 634-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jay L. Kooper, Esq.
Vice President, General Counsel and Secretary
Middlesex Water Company
485C Route 1 South, Suite 400

Iselin, New Jersey 08830

(732) 634-1500

(Name, address, including zip code. and telephone number,
including area code, of agent for service)

With Copies to:

A. Bruce O’Connor

Senior Vice President, Treasurer and Chief Financial Officer

Middlesex Water Company
485C Route 1 South, Suite 400

Iselin, New Jersey 08830

(732) 634-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective, registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer: ☒	Accelerated filer: ☐
Non-accelerated filer: ☐	Smaller reporting company: ☐
Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act. ☐

PROSPECTUS

Middlesex Water Company

Common Stock

From time to time, we may offer, issue and sell shares of our Common Stock in one or more offerings.

This prospectus provides a general description of the securities we may offer. When we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our Common Stock is traded on The NASDAQ Global Select Market under the symbol “MSEX”.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis or through a combination of such methods. See “Plan of Distribution” on page 11. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves certain risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 4 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 3, 2022

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TABLE OF CONTENTS

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus in a manner not described herein, we will provide you with a prospectus supplement that will contain specific information about the terms of the securities offered and the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions of certain documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information”.

COMPANY OVERVIEW

Middlesex Water Company, incorporated in 1897, owns and operates regulated water utility and wastewater systems in New Jersey and Delaware. We define these activities as Regulated Operations. We also operate water and wastewater systems under contract on behalf of municipal and private clients, primarily in New Jersey and Delaware. We define these activities as Non-Regulated Operations.

The terms “the Company,” “we,” “our,” and “us” refer to Middlesex Water Company and its subsidiaries, including Tidewater Utilities, Inc. (“Tidewater”) and Tidewater’s wholly-owned subsidiaries, Southern Shores Water Company, LLC (“Southern Shores”) and White Marsh Environmental Systems, Inc. (“White Marsh”), Pinelands Water Company (“Pinelands Water”) and Pinelands Wastewater Company (“Pinelands Wastewater”), Utility Service Affiliates, Inc. (“USA”) and Utility Service Affiliates (Perth Amboy) Inc. (“USA-PA”).

The Company’s principal executive offices are located at 485C Route 1 South, Suite 400, Iselin, New Jersey 08830. Our telephone number is (732) 634-1500. Our website address is http://www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus. We make available, free of charge through our website, reports and amendments filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) after such material is electronically filed with or furnished to the SEC.

REGULATED OPERATIONS

New Jersey

The Middlesex System provides water services to approximately 61,000 retail customers, primarily in eastern Middlesex County, New Jersey and under wholesale contracts to the City of Rahway, Townships of Edison and Marlboro, the Borough of Highland Park and the Old Bridge Municipal Utilities Authority. The Middlesex System treats, stores and distributes water for residential, commercial, industrial and fire protection purposes. The Middlesex System also provides water treatment and pumping services to the Township of East Brunswick under contract. The amount of water supply allocated to the Township of East Brunswick is granted directly to the Township by the New Jersey Water Supply Authority.

The Middlesex System’s retail customers are located in an area of approximately 55 square miles in Woodbridge Township, the City of South Amboy, the Boroughs of Metuchen and Carteret, portions of the Township of Edison and the Borough of South Plainfield, all in Middlesex County and a portion of the Township of Clark in Union County. Retail customers include a mix of residential customers, large industrial concerns and commercial and light industrial facilities. These customers are located in generally well-developed areas of central New Jersey.

The contract customers of the Middlesex System comprise an area of approximately 110 square miles with a population of over 200,000. Contract sales to the Townships of Edison and Marlboro, the City of Rahway and the Old Bridge Municipal Utilities Authority are supplemental to the water systems owned and operated by these customers. Middlesex is the sole source of water for the Borough of Highland Park and the Township of East Brunswick.

Middlesex provides water service to customers in Cumberland County, New Jersey. This system is referred to as Bayview, and is not physically interconnected with the Middlesex System.

Pinelands Water and Pinelands Wastewater provide water and wastewater services to customers in Southampton Township, New Jersey.

Delaware

Tidewater, together with its wholly-owned subsidiary, Southern Shores, provides water services to approximately 56,000 retail customers for residential, commercial and fire protection purposes in approximately 450 separate communities in New Castle, Kent and Sussex Counties, Delaware.

NON-REGULATED OPERATIONS

USA-PA operates and manages the water supply system and wastewater system for the City of Perth Amboy, New Jersey.

USA operates the Borough of Avalon, New Jersey’s water utility, sewer utility and storm water system and the Borough of Highland Park, New Jersey’s water utility and sewer utility system under operations and maintenance contracts. Under a marketing agreement with HomeServe USA, USA offers residential customers in New Jersey and Delaware a menu of water and wastewater related home maintenance programs. USA also provides unregulated water and wastewater services under contract with several other smaller New Jersey municipalities.

White Marsh operates or maintains water and/or wastewater systems under 35 separate contracts, primarily in Delaware.

RISK FACTORS

Investing in our securities involves certain risks. You should carefully consider the risks and uncertainties described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described under the headings “Risk Factors” in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2021, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, before making an investment decision. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus, including the sections entitled “About this Prospectus” and “Risk Factors,” contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

-	expected financial condition, performance, prospects and earnings of the Company;
-	strategic plans for growth;
-	the amount and timing of rate increases and other regulatory matters, including the recovery of certain costs recorded as regulatory assets;
-	the Company’s expected liquidity needs during the upcoming fiscal year and beyond and the sources and availability of funds to meet its liquidity needs;
-	expected customer rates, consumption volumes, service fees, revenues, margins, expenses and operating results;
-	financial projections;
-	the expected amount of cash contributions to fund the Company’s retirement benefit plans, anticipated discount rates and rates of return on plan assets;
-	the ability of the Company to pay dividends;
-	the Company’s compliance with environmental laws and regulations and estimations of the materiality of any related costs;
-	the safety and reliability of the Company’s equipment, facilities and operations;
-	the Company’s plans to renew municipal franchises and consents in the territories it serves;
-	trends; and
-	the availability and quality of our water supply.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements. Important factors that could cause actual results to differ materially from anticipated results and outcomes include, but are not limited to:

-	effects of general economic conditions;
-	increases in competition for growth in non-franchised markets to be potentially served by the Company;
-	ability of the Company to adequately control selected operating expenses which are necessary to maintain safe and proper utility services, and which may be beyond the Company’s control;
-	availability of adequate supplies of water;
-	actions taken by government regulators, including decisions on rate increase requests;
-	new or modified water quality standards and compliance with related regulatory requirements;
-	weather variations and other natural phenomena impacting utility operations;
-	financial and operating risks associated with acquisitions and, or privatizations;
-	acts of war or terrorism;
-	cyber - attacks;
-	changes in the pace of housing development;
-	availability and cost of capital resources;
-	timely availability of materials and supplies for operations and critical infrastructure projects; and
-	impact of the Novel Coronavirus (COVID-19) pandemic.

For an additional discussion of factors that may affect the Company’s business and results of operations, see the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2021, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities we may offer by this prospectus to fund our capital expenditures, to provide capital for our growth strategy and to purchase and maintain plant equipment, as well as for working capital and other general corporate purposes. Our management will have broad discretion in the use and allocation of net proceeds from the sale of any securities sold by us.

DESCRIPTION OF OUR CAPITAL STOCK

General

The following description of certain terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation, as amended, our by-laws as amended, and the applicable provisions of the New Jersey Business Corporation Act. Our restated certificate of incorporation, as amended, and a copy of our by-laws, as amended, are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read our restated certificate of incorporation, as amended, and our by-laws, as amended, in their entirety.

As of June 30, 2022, our authorized capital stock consists of 40,000,000 shares of Common Stock, no par value; 120,357 shares of Preferred Stock, no par value; and 100,000 shares of Preference Stock, no par value. As of June 30 , 2022, 17,604,122 shares of Common Stock, 20,357 shares of Preferred Stock and no shares of the Preference Stock were outstanding.

The authorized Preferred Stock is comprised of three designated series: “$7 Series Cumulative Preferred Stock”, “$4.75 Series Cumulative Preferred Stock” and “$7 Cumulative and Convertible Preferred Stock”, and undesignated shares. The Board of Directors is authorized to determine and designate the rights, preferences and privileges of the 100,000 shares of undesignated Preferred Stock and the 100,000 shares of Preference Stock from time to time.

Dividend Rights

Holders of outstanding shares of Preferred Stock have a preferred right to payment of cash dividends, before payment of dividends on Common Stock, at the following per annum rates: $7 Series Cumulative Preferred Stock at the rate of $7.00 per share, $4.75 Series Cumulative Preferred Stock at the rate of $4.75 per share and $7 Cumulative and Convertible Preferred Stock at the rate of $7.00 per share. Dividend preferences among all these series are pari passu with one another.

Whenever all cumulative dividends have been paid on outstanding Preferred Stock and the Preference Stock outstanding, the Board of Directors may declare and pay dividends on the outstanding Common Stock out of legally available funds. The Company’s outstanding mortgage indenture limits payments for cash dividends and share repurchases, but only if the aggregate amount of all payments of cash dividends and share repurchases actually paid from and after December 31, 1972 exceeds the aggregate of all consolidated net income of the Company for the same period by at least $1 million. This limitation has had no impact on payment of dividends or share repurchases since 1972.

Voting Rights

Every holder of Common Stock is entitled to one vote for each share held of record. Our Board of Directors is divided into three classes of directors, serving staggered three-year terms. A classified board has the effect of increasing the time required to effect a change in control of the board.

No holder of Preferred Stock or Preference Stock has any right to vote for the election of directors or, except as otherwise required by law, for any other purpose. However, if and whenever dividends on the outstanding Preferred Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of the outstanding Preferred Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, which two members shall be in addition to the directors elected by the holders of the Common Stock. If and whenever dividends on any outstanding Preference Stock are in arrears in an amount equal to at least four quarterly dividends, the holders of such outstanding Preference Stock of all series, voting as a class, are entitled, until all dividends in arrears are paid, to elect two members to the Board of Directors, in addition to the members elected by the holders of the Common Stock and any elected by the holders of the Preferred Stock.

Liquidation Rights

Holders of Common Stock are entitled to share on a pro rata basis, subject to the preferred rights of holders of Preferred Stock and Preference Stock (as outlined below), in the assets of the Company legally available for distribution to shareholders in the event of the Company’s liquidation, dissolution or winding up.

Preferred Stock

As of June 30, 2022, our restated certificate of incorporation, as amended, authorized the issuance of 120,357 shares of Preferred Stock of which 20,357 shares were outstanding as of June 30, 2022, in several series as described below.

$7 Series Cumulative Preferred Stock.

There were 784 shares of this series issued and outstanding at June 30, 2022. The holders of shares in this series have a liquidation preference in the amount of $100 per share. Shares of this series may not be converted into shares of any other class or series, and are not subject to redemption.

$4.75 Series Cumulative Preferred Stock

There were 10,000 shares of this series issued and outstanding at June 30, 2022. The holders of shares in this series have a liquidation preference in the amount of the redemption price for such shares in effect at the time in the event of a voluntary liquidation, and $100 per share plus accumulated and unpaid dividends thereon in the event of an involuntary liquidation. The Company may redeem shares of this series in any calendar year at a price of $100 per share plus accumulated and unpaid dividends thereon. Shares of this series may not be converted into shares of any other class or series.

$7 Cumulative and Convertible Preferred Stock.

There were 9,573 shares of this series issued and outstanding at June 30, 2022. The shares have a liquidation preference in the amount of the redemption price for such shares in effect at the time in the event of a voluntary liquidation, and $100 per share in the event of an involuntary liquidation plus accrued and unpaid dividends. Each share is convertible into Common Stock at the option of the holder at a conversion rate of 12 shares of Common Stock for each share of this series converted. The Company may redeem up to 10% of the outstanding shares of this series in any calendar year at a price equal to the fair value of three shares of Common Stock for each share of this series redeemed.

Preference Stock

No shares of authorized Preference Stock are issued and outstanding. The Board of Directors has the power to divide authorized Preference Stock in one more series, and to designate for each series the rights, preferences and conditions of each series as to matters such as dividend rates, liquidation preference voting rights, conversion and redemption.

Common Stock

There were 40,000,000 shares of Common Stock authorized, and 17,604,122 shares of Common Stock issued and outstanding, as of June 30, 2022.

The prospectus supplement relating to any Common Stock being offered will include specific terms relating to the offering.

Restriction on Acquisitions

As a New Jersey corporation, we are a subject to New Jersey’s Shareholder Protection Act (the “Shareholder Protection Act”). The Shareholder Protection Act bars any “business combination” as defined in that Act (generally, a merger or other acquisition transaction) with any person or affiliate of a person who owns 10% or more of the outstanding voting stock for a period of five years after such person first owns 10% or more the voting shares, unless the “business combination” both is approved by the Board of Directors prior to the time that person acquires 10% or more of our voting stock and meets certain other statutory criteria.

Stock Exchange Listing

Our Common Stock is listed on the NASDAQ Global Select Market. The trading symbol for our Common Stock is “MSEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is P.O. Box 1342, Brentwood, New York 11717.

Indemnification

Our restated certificate of incorporation, as amended, and our by-laws, as amended, provide that we shall indemnify our directors and officers to the fullest extent permitted by law. These agreements will, among other things, indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of our Board of Directors.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include, without limitation:

•	purchases of the securities by a broker-dealer as principal;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and will identify the exchange, if any, where such securities will be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our Common Stock. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Jay L. Kooper, Vice President, General Counsel and Secretary, Middlesex Water Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of our internal control over financial reporting have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on the report of Baker Tilly US, LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to the Secretary at 485C Route 1 South, Suite 400, Iselin, NJ 08830, 732-634-1500. You may also find these documents in the “Investor Relations” section of our website, www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022;

•	The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2022, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on April 29, 2022;

•	Quarterly Report on Form 10-Q for the quarter and six-months ended June 30, 2022, filed on July 29, 2022;

•	Current Reports on Form 8-K filed with the SEC on January 14, 2022, January 27, 2022, April 22, 2022 and May 25, 2022 (in each case, except for information contained therein which is furnished rather than filed); and

•	The material under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form 8-A under Section 12(g) of the Exchange Act, which incorporates by reference the information under “Common Stock” in the prospectus constituting a part of the Company’s Registration Statement on Form S-1 (File No. 2-55058) and any subsequent amendments and reports filed for the purposes of updating such descriptions.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Middlesex Water Company 485C Route 1 South, Suite 400, Iselin, New Jersey 08830 (732) 634-1500.

You may also access these documents, free of charge on the SEC’s website at http://www.sec.gov or on our website at www.middlesexwater.com. Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The costs and expenses, other than underwriting discounts and commissions, payable by the Middlesex Water Company (“Registrant”) in connection with the offering of securities under this registration statement (all amounts are estimated except the registration fee) are as follows:

Item		To Be Paid By The Registrant
Securities and Exchange Commission registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer Agent and Registrar fees		**
Printing fees		**
Miscellaneous		**
Total	$	**

*	Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement and is therefore not currently determinable.
**	Because an indeterminate amount of securities is being registered, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of these expenses for each offering under this registration statement will be reflected in the prospectus supplement relating thereto.

Item 15.	Indemnification of Directors and Officers

Section 14A:3-5 of the New Jersey Business Corporation Act (the “NJBCA”) gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the Court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. No indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Corporation or its shareholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

Article VI of the Registrant's By-laws, as amended, provides:

"Any present or future director or officer of the Company and any present or future director or officer of any other corporation serving as such at the request of the Company because of the Company's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the Company against reasonable costs, expenses (exclusive of any amount paid to the Company in settlement), and counsel fees paid or incurred in connection with any action, suit, or proceeding to which any such director or officer or his legal representative may be made a party by reason of his being or having been such director or officer, provided, (1) said action, suit, or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit, or proceeding that he had been derelict in the performance of his duties as such director or officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors (or, at the option of the Board of Directors, by a disinterested person or persons selected by the Board of Directors to determine the matter) that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit, or proceeding. The right of indemnification provided by this By-law shall be in addition to and not in restriction or limitation of any other privilege or power which the Company may have with respect to the indemnification or reimbursement of directors, officers, or employees."

The Registrant carries liability insurance for its directors and officers.

Pursuant to Section 14A:2-7 of the NJBCA, the Registrant's shareholders adopted an amendment to the Registrant's restated certificate of incorporation, as amended. which provides that a director or officer shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Registrant or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

Item 16.	Exhibits

Exhibits designated with an asterisk (*) are filed herewith. Exhibits designated with two asterisks (**) will be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference. The exhibits not so designated have heretofore been filed with the Securities and Exchange Commission (SEC) and are incorporated herein by reference to the documents indicated.

Exhibit No.	Document Description

1.1(a)**	Form of Common Stock Underwriting Agreement

3(i).1	The Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the Year ended December 31, 1998.

3(i).2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on June 20, 1997, is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997.

3(i).3	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on May 27, 1998, is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

3(i).4	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on June 10, 1998, is incorporated herein by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998.

3(i).5	Certificate of Correction of Middlesex Water Company filed with the State of New Jersey on April 30, 1999, is incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K/A-2 for the year ended December 31, 2003.

3(i).6	Certificate of Amendment to the Restated Certificate of Incorporation of Middlesex Water Company, filed with the State of New Jersey on February 17, 2000, is incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K/A-2 for the year ended December 31, 2003.

3(i).7	Certificate of Amendment to the Restated Certificate of Incorporation of Middlesex Water Company, filed with the State of New Jersey on June 5, 2002, is incorporated herein by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K/A-2 for the year ended December 31, 2003.

3(i).8	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on June 19, 2007, is incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 30, 2010.

Exhibit No.	Document Description

3(i).9	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on September 4, 2019, is incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 6, 2019.

3(i).10	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the State of New Jersey on September 19, 2019, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 23, 2019.

3(ii).1	The by-laws of the Company, as amended, are incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

3(ii).2	Amendments to the by-laws of the Company, are incorporated by reference to Exhibit 3(ii) to the Current Report on Form 8-K filed November 22, 2017.

5*	Opinion of Jay L. Kooper, Vice President, General Counsel and Secretary, Middlesex Water Company. Re: Legality of Securities Registered.

23.1*	Consent of Baker Tilly US, LLP

23.2*	Consent of Jay L. Kooper, Esq., Vice President, General Counsel and Secretary, Middlesex Water Company is included in his legal opinion filed as Exhibit 5.

24*	Power of Attorney (is included as a part of the signature page of this registration statement).

107*	Calculation of Registration Fee.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (Securities Act);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the New Jersey Business Corporation Act, the By-laws of the Registrant, any underwriting agreement, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Woodbridge, State of New Jersey, on this 3rd day of August, 2022.

MIDDLESEX WATER COMPANY
(Registrant)

By:	/s/ A. Bruce O’Connor
A. Bruce O’Connor
Senior Vice President, Treasurer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jay L. Kooper and A. Bruce O’Connor (with full power in each to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on behalf of the registrant and on the dates indicated below.

Signature	Title	Date

/s/ Dennis W. Doll	President, Chief Executive Officer and Chairman of the Board	August 3, 2022
Dennis W. Doll	(Principal Executive Officer)

/s/ A. Bruce O’Connor	Senior Vice President, Treasurer and Chief Financial Officer	August 3, 2022
A. Bruce O’Connor	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua Bershad, M.D.	Director	August 3, 2022
Joshua Bershad, M.D.

/s/ James F. Cosgrove, Jr.	Director	August 3, 2022
James F. Cosgrove, Jr.

/s/ Kim C. Hanemann	Director	August 3, 2022
Kim C. Hanemann

/s/ Steven M. Klein	Director	August 3, 2022
Steven M. Klein

/s/ Amy B. Mansue	Director	August 3, 2022
Amy B. Mansue

/s/ Vaughn L. McKoy	Director	August 3, 2022
Vaughn L. McKoy

/s/ Ann L. Noble	Director	August 3, 2022
Ann L. Noble

/s/ Walter G. Reinhard	Director	August 3, 2022
Walter G. Reinhard